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                                                                EXHIBIT 10.3(ii)

                         HEALTH MANAGEMENT SYSTEMS, INC.

                               Amendment No. 6 to
                 Stock Option and Restricted Stock Purchase Plan

            Amendment, dated as of December 2, 1997 (the "Effective Date"), to the Stock Option and Restricted Stock Purchase Plan (the "Plan") of Health Management Systems, Inc., a New York corporation (the "Company"), subject to the approval of shareholders.

            1. All terms not otherwise defined in the Amendment shall have meanings ascribed to them in the Plan.

            2. The Plan, as amended, provides that the Board of Directors (or the Committee) shall have the sole authority and discretion to determine the number of shares of Common Stock that may be issued under each Award or Option.

            3. In order to ensure that compensation with respect to Awards and/or Options granted under the Plan will continue to be deductible for income tax purposes under Section 162(m) of the Code, this amendment ("Amendment No. 6") to the Plan, adopted by the Board of Directors on December 2, 1997, subject to approval by the shareholders of the Company, limits the number of shares of Common Stock that may be subject to an Award and/or Option awarded to any single Employee in any fiscal year of the Company to 150,000 shares, and requires that grants be made by a committee of the Board of Directors consisting solely of at least two "outside directors."

            4. Pursuant to the foregoing, the following is hereby inserted as
Section 2.10 of the Plan:

                  2.10 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

            5. Pursuant to the foregoing, current Sections 2.10, 2.11, 2.12 and
2.13 of the Plan are hereby renumbered to be Sections 2.11, 2.12, 2.13 and 2.14, respectively.

            6. Pursuant to the foregoing, Section 3 of the Plan
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is hereby eliminated in its entirety, and the following is inserted in its place and stead:

                  Section 3. Eligibility. Awards and/or Options may be granted to any Employee. The Board of Directors (or the Committee) shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Board of Directors or the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period. No person may be granted, in any fiscal year of the Company, Awards and/or Options to purchase more than 150,000 shares of Common Stock.

            7. Pursuant to the foregoing, Section 5.1 of the Plan is hereby eliminated in its entirety, and the following is inserted in its place and stead:

                  5.1 The Plan shall be administered by the Board of Directors or, if established at any time by the Board of Directors, by a committee thereof (the "Committee"). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. To the extent that the Board of Directors determines it to be desirable to qualify Awards and/or Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more Outside Directors.

            8. Other than as amended hereby, the Plan shall remain in full force and effect.

            9. This Amendment No 6. shall be effective as of the Effective Date.